Exhibit 10.2

FIRST AMENDMENT TO

WARRANT AGREEMENT

This FIRST AMENDMENT, dated as of April 8, 2022 (this “Amendment”), by and between Hycroft Mining Holding Corporation, a Delaware corporation (the “Company”), and American Multi-Cinema, Inc., a Missouri corporation (the “Holder”), amends that certain Warrant Agreement entered into as of March 14, 2022, by and between the Company and the Holder (the “Agreement”). Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Agreement.

RECITALS

WHEREAS, pursuant to Subsection 9.8 of the Agreement, the Agreement may be amended upon the written consent of the Company and the Holder;

WHEREAS, the parties desire to replace and remove the Company as warrant agent under the Agreement and substitute and appoint Continental Stock Transfer & Trust Company, a New York corporation, to act as warrant agent under the Agreement on behalf of the Company (the “Warrant Agent”); and

WHEREAS, the Warrant Agent is willing to so act, in connection with the issuance, registration, transfer, exchange, redemption and exercise of the Warrants pursuant to and in accordance with the Agreement.

NOW, THEREFORE, BE IT RESOLVED, in consideration of the premises and the mutual promises contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending legally to be bound, hereby agree as follows:

1.             Amendment and Restatement.     The following sections and subsections of the Agreement are amended and restated to replace the Company as warrant agent under the Agreement with the Warrant Agent: Subsection 2.3.1, Subsection 2.3.2, Subsection 3.3.1, Subsection 3.3.4, Subsection 3.3.5, Section 4.4, Section 4.5, Section 5.1, Section 5.2, Section 5.3, Section 7.2, Section 8.1, Section 9.1, Section 9.2, and Section 9.5, so that the Warrant Agent may perform the duties and assume the responsibilities of the warrant agent under the Agreement in all respects. For the avoidance of doubt, the address for notices pursuant to Section 9.2 shall be deleted and replaced with the following:

Continental Stock Transfer & Trust Company
1 State Street, 30th Floor
New York, NY 10004
Attention: Compliance Department

2.              Appointment of Warrant Agent. The Company hereby appoints the Warrant Agent to act as agent for the Company for the Warrants, and the Warrant Agent hereby accepts such appointment and agrees to perform the same in accordance with the terms and conditions set forth in the Agreement.

3.              Miscellaneous.

(a)                Full Force and Effect. Except as expressly set forth herein, this Amendment does not constitute a waiver or modification of any provision of the Agreement. Except as expressly amended hereby, the Agreement shall continue in full force and effect in accordance with the provisions thereof on the date hereof. As used in the Agreement, the terms “the Agreement,” “herein,” “hereof,” “hereinafter,” “hereto” and words of similar import, shall, unless the context otherwise requires, mean the Agreement as amended by this Amendment. References to the terms “Agreement” appearing in the Exhibits or Schedules to the Agreement, shall, unless the context otherwise requires, mean the Agreement as amended by this Amendment.

(b)               Headings and Terms. The headings in this Amendment are for purposes of reference only and shall not be considered in construing this Amendment. Terms defined in the singular shall have a comparable meaning when used in the plural, and vice versa.

(c)                Counterparts. This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall constitute an original and all together shall constitute one agreement. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

(d)                Law Governing. This Amendment shall be construed and enforced in accordance with and shall be governed by the laws and in the manner of the Agreement.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties have executed this Amendment on the date first written above.

COMPANY:

HYCROFT MINING HOLDING CORPORATION

By:	/s/ Diane Garrett
Name:	Diane Garrett
Title:	President and Chief Executive Officer

HOLDER:

AMERICAN MULTI-CINEMA, INC.

By:	/s/ Kevin Connor
Name:	Kevin Connor
Title:	Senior Vice President, General Counsel and Secretary

WARRANT AGENT:

CONTINENTAL STOCK TRANSFER & TRUST COMPANY

By:	/s/ Margaret B. Lloyd
Name:	Margaret B. Lloyd
Title:	Vice President